UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-36270 (Commission File Number)	32-0414408 (IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on July 15, 2015 (the “Original Filing”), in which Santander Consumer USA Holdings Inc. (the “Company”) reported voting results for its 2015 annual meeting of stockholders held on July 15, 2015 (the “2015 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of the Company’s named executive officers (the “Say-On-Pay Advisory Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-On-Pay Advisory Votes. Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 15, 2015, at the Company’s 2015 Annual Meeting, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency with which the Company will hold future Say-On-Pay Advisory Votes. As previously reported in the Original Filing, the stockholders recommended, on a non-binding advisory basis, that the Company hold a Say-On-Pay Advisory Vote every three years. This result was consistent with the recommendation of the Company’s Board of Directors (the “Board”). In light of that vote, the Board has decided that the Company will hold the Say-On-Pay Vote every three years, until the next stockholder vote on the frequency of the Say-On-Pay Vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015	SANTANDER CONSUMER USA HOLDINGS INC.

	By:	/s/ Eldridge A. Burns, Jr.
	Name:	Eldridge A. Burns, Jr.
	Title:	Chief Legal Officer and Secretary